EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated July 15, 2002, in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-100513) and related Prospectus of Seagate Technology Holdings for the registration of 83,375,000 shares of its common stock.

/s/    ERNST & YOUNG LLP

San Jose, California
November 26, 2002